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                                                              Exhibit - 99(g)(4)


                                                        Dated:  November 9, 2000



                                     FORM OF
                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                           THE BB&T MUTUAL FUNDS GROUP
                                       AND
                          BISYS FUND SERVICES OHIO, LP
                   (formerly The Winsbury Service Corporation)


FUND PORTFOLIOS
---------------

U.S. Treasury Money Market Fund
Short Intermediate U.S. Government Income Fund
Intermediate U.S. Government Bond Fund
Large Company Value Fund
North Carolina Intermediate Tax-Free Fund
Balanced Fund
Small Company Growth Fund
International Equity Fund
Capital Manager Conservative Growth Fund
Capital Manager Moderate Growth Fund
Capital Manager Growth Fund
Prime Money Market Fund
Large Company Growth Fund
South Carolina Intermediate Tax-Free Fund
Virginia Intermediate Tax-Free Fund
Equity Index Fund
Intermediate Corporate Bond Fund
Tax-Free Money Market Fund
Capital Appreciation Fund
Mid Cap Value Fund
West Virginia Intermediate Tax-Free Fund
Capital Manager Aggressive Growth Fund


BB&T MUTUAL FUNDS GROUP             BISYS FUND SERVICES OHIO, INC.
                                    (formerly The Winsbury Service Corporation)


By:                                 By:
   --------------------------          --------------------------------


Title:                              Title:
      -----------------------             -----------------------------



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